Exhibit 5.1

HUNTON & WILLIAMS LLP
BANK OF AMERICA PLAZA
600 PEACHTREE STREET
ATLANTA, GEORGIA 30308

	TEL	404 • 888 • 4000
	FAX	404 • 888 • 4190

File No: 78681.101022

February 8, 2013

Board of Directors

Zep Inc.

1310 Seaboard Industrial Boulevard

Atlanta, Georgia 30318

Zep Inc. Registration Statement on Form S-3

$300,000,000 of Offered Securities

Ladies and Gentlemen:

We have acted as counsel to Zep Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of (i) senior debt securities of the Company (the “Senior Debt Securities”), (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iii) common stock of the Company, $0.01 par value per share (the “Common Stock”), (iv) preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”), (v) preferred stock purchase rights of the Company attached to the Common Stock (the “Preferred Stock Purchase Rights”), the terms of which are set forth in the Amended Rights Agreement (as defined below), (vi) depository shares evidenced by receipts (“Receipts”) representing fractional interests in Preferred Stock (the “Depository Shares”), (vii) purchase contracts representing contractual obligations to purchase at a future date a number of shares of the Company’s Common Stock or Preferred Stock or an amount of Debt Securities, securities of an entity unaffiliated with the Company, currencies or commodities (the “Purchase Contracts”), (viii) warrants for the purchase of Debt Securities, Preferred Stock or Common Stock (collectively, the “Warrants”) and (ix) units consisting of two or more securities of the Company described in clauses (i) through (viii) or debt or equity securities of third parties, in any combination (the “Units” and, together with the Debt Securities, the Common Stock, the Preferred Stock, the Preferred Stock Purchase Rights, the Depository Shares, the Purchase Contracts, the Warrants, and the Units, the “Offered Securities”), having an aggregate maximum offering price not to exceed $300,000,000 as set forth in Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-186093) filed by the Company (the “Registration Statement”) on or about the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Senior Debt Securities will be issued pursuant to a senior debt securities indenture between the Company and the trustee named therein (the “Senior Indenture”) and Subordinated Debt Securities will be issued pursuant to a subordinated debt securities indenture between the Company and the trustee (the “Trustee”) named therein (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).  Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto (the “Depositary”).  The Purchase

Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and the purchase contract agent party thereto (the “Purchase Contract Agent”).  The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto (the “Warrant Agent”).  The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto (the “Unit Agent”).

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Offered Securities.

In connection with the foregoing, we have examined the following documents:

(a)                 the Registration Statement;

(b)                 the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), as certified by the Secretary of State of the State of Delaware (the “Secretary of State”) on January 14, 2013 and the Secretary of the Company on the date hereof;

(c)                  the Amended and Restated By-Laws of the Company, as certified by the Secretary of the Company on the date hereof;

(d)                 the Stockholder Protection Rights Agreement, dated October 30, 2007, between the Company and Mellon Investor Services LLC (the “Rights Agreement”), as certified by the Secretary of the Company on the date hereof;

(e)                  the First Amendment to Stockholder Protection Rights Agreement, dated January 22, 2009, between the Company and Mellon Investor Services LLC (the “Rights Agreement Amendment” and together with the Rights Agreement, the “Amended Rights Agreement”), as certified by the Secretary of the Company on the date hereof;

(f)                   resolutions of a meeting of the Board of Directors of the Company (the “Board of Directors”), dated January 9, 2013, relating to, among other things, the preparation and filing of the Registration Statement and the due authorization of the Offered Securities, as certified by the Secretary of the Company on the date hereof;

(g)                  a certificate, dated February 5, 2013, from the Secretary of State as to the Company’s existence, due incorporation and good standing in the State of Delaware (the “Delaware Certificate”); and

(h)                 a certificate executed by the Secretary of the Company certifying as to certain factual matters as of the date hereof (the “Secretary’s Certificate”).

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof; (iii) the legal capacity of natural persons; (iv) the genuineness of all signatures; and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).  As to factual matters, we have relied upon the Secretary’s Certificate and upon certificates of public officials.

With respect to the Preferred Stock Purchase Rights, (i) this opinion does not address the determination a court of competent jurisdiction may make regarding whether the Board of Directors would be required to redeem or terminate, or take action with respect to, the Preferred Stock Purchase Rights at some future time based on the facts and circumstances existing at that time, (ii) we have assumed that the Board of Directors acted in a manner consistent with its fiduciary duties as required under applicable law in adopting the Amended Rights Agreement, and (iii) this opinion addresses the validity of the Preferred Stock Purchase Rights and the Amended Rights Agreement in their entirety, and we render no opinion as to the validity of any particular provision of the Amended Rights Agreement or of Preferred Stock Purchase Rights issued thereunder or as to the effect of the exercise by the Company of its rights under each such provision on the validity of the Amended Rights Agreement and the Preferred Stock Purchase Rights in their entirety.

We do not purport to express an opinion on any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware and we base our opinion set forth in Item 1 below with respect to the incorporation, existence and good standing of the Company solely on our review of the Delaware Certificate.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1.             The Company is a corporation incorporated and validly existing under the laws of the State of Delaware and is in good standing with the Secretary of State and has the corporate power and authority to issue the Offered Securities.

2.             When (a) the terms of any class or series of Debt Securities have been authorized by appropriate corporate action of the Company, (b) an Indenture relating to such Debt Securities in the applicable form filed as an exhibit to the Registration Statement has been duly authorized and validly executed and delivered by the Company and the Trustee, (c) the Debt Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and (d) such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture and the Company has received full payment therefor in accordance with the corporate authorization, then such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company under New York law, enforceable against the Company in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

3.             When (a) the terms of any class or series of Common Stock have been authorized by appropriate corporate action of the Company, (b) such class or series of Common Stock has been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement and the Company has received full payment therefor in accordance with the corporate authorization, and (c) in the case of the Preferred Stock Purchase Rights, such Preferred Stock Purchase Rights have been issued in accordance with the terms of the Amended Rights Agreement, then (x) such Common Stock will be validly issued, fully paid and nonassessable and (y) the Preferred Stock Purchase Rights attached thereto will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Amended Rights Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity. In addition, we express no opinion as to the validity, legally binding effect or the enforceability of Section 5.18 of the Amended Rights Agreement relating to the severability provisions of the Amended Rights Agreement.

4.             When (a) the terms of any class or series of Preferred Stock have been authorized by appropriate corporate action of the Company, (b) the related certificate of designation establishing the relative powers, designations preferences, rights and qualifications, limitations or restrictions of such class or series of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and (c) such class or series of Preferred Stock has been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement and the Company has received full payment therefor in accordance with the corporate authorization, then such Preferred Stock will be validly issued, fully paid and nonassessable.

5.             When (a) the Depositary Shares have been authorized by appropriate corporate action of the Company, (b) a certificate of designation establishing the relative powers, designations preferences, rights and qualifications, limitations or restrictions of Preferred Stock represented by the Depositary Shares has been duly filed with the Secretary of State of the State of Delaware, (c) the applicable Deposit Agreement has been duly authorized and executed and delivered by the Company and the applicable Depositary, (d) the Depositary Shares have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, (e) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement, and (f) the Receipts evidencing the Depositary Shares have been duly executed, issued and delivered against deposit of the Preferred Stock in accordance with the applicable Deposit Agreement and the Company has received full payment of the consideration therefor in accordance with the corporate authorization, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the Receipts relating to such Depositary Shares.

6.             When (a) the terms of any Purchase Contracts have been authorized by appropriate corporate action of the Company, (b) the applicable Purchase Contract Agreement has been duly authorized and executed and delivered by the Company and the applicable Purchase Contract Agent, (c) such Purchase Contracts have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and (d) the certificates representing the Purchase Contracts have been duly executed, issued and delivered in accordance with the applicable Purchase Contract Agreement and the Company has received full payment of the consideration therefor in accordance with the corporate authorization, then such Purchase Contracts will be validly issued and will constitute legal, valid and binding obligations of the Company under New York law, enforceable against the Company in accordance with the terms of such Purchase Contracts and the terms of the applicable Purchase Contract Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

7.             When (a) the terms of any Warrants or Units have been authorized by appropriate corporate action of the Company, (b) in the case of Warrants, the applicable Warrant Agreement has been duly authorized and executed and delivered by the Company and the applicable Warrant Agent, (c) in the case of Units, the applicable Unit Agreement has been duly authorized and executed and delivered by the Company and the applicable Unit Agent, (d) such Warrants or Units, as applicable, have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and (e) the certificates representing the Warrants or Units, as applicable, have been duly executed, issued and delivered in accordance with the applicable Warrant Agreement or Unit Agreement and the Company has received full payment of the consideration therefor in accordance with the corporate authorization, then such Warrants or Units, as applicable, will be validly issued and will constitute legal, valid and binding obligations of the Company under New York law, enforceable against the Company in accordance with their terms and the terms of the applicable Warrant Agreement or Unit Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

In expressing the opinions set forth above, we have assumed that (i) upon issuance of any Offered Securities (to the extent consisting of Common Stock, Preferred Stock, Preferred Stock Purchase Rights, Depositary Shares, Purchase Contracts, Warrants or Units), the total number of shares of Common Stock and Preferred Stock issued, outstanding and reserved for issuance will not exceed the total number of shares that the Company is then authorized to issue under its Certificate of Incorporation, (ii) with respect to Debt Securities, the applicable Trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission, and (iii) each of the Depositary Agreement, Purchase Contract Agreement, Warrant Agreement and Unit Agreement will be governed and construed in accordance with the laws of the State of New York.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein.  In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter.  This opinion is being delivered and should be understood with reference to customary practice.  See “Statement on the Role of Customary Practice in the Preparation and Understanding of Third-Party Legal Opinions,” 63 BUS. LAW. 1277 (2008). The opinions expressed in this letter speak only as of its date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP